EXHIBIT 16

ANDREW S. KNIGHT
[Letterhead]

June 9, 2003

Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Advanced Cellular Technology, Inc. dated June 10, 2003.

/s/ Andrew S. Knight
Andrew S. Knight
June 9, 2003